Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2020 (which includes an explanatory paragraph relating to FinTech Acquisition Corp. III’s ability to continue as a going concern), relating to the financial statements of FinTech Acquisition Corp. III appearing in the entity’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.

/s/ WithumSmith+Brown, PC

New York, New York
December 22, 2020